As filed with the Securities and Exchange Commission on March 7, 2018

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________

REVA Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0810505 (I.R.S. employer identification number)

5751 Copley Drive, San Diego, CA (Address of principal executive offices)	92111 (Zip code)

________________

2010 Equity Incentive Plan
(Full title of the plan)

________________

Regina E. Groves

Chief Executive Officer

5751 Copley Drive

San Diego, CA 92111
(Name and address of agent for service)

(858) 966-3000
(Telephone number, including area code, of agent for service)

Copy to:

Michael S. Kagnoff, Esq.

DLA Piper LLP (US)

4365 Executive Dr., Suite 1100

San Diego, California 92121

Telephone: (858) 677-1400

Facsimile: (858) 677-1401

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer □	Accelerated filer ☒	Non-accelerated filer □	Smaller reporting company □
		(Do not check if a smaller reporting company)	Emerging growth company □

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.0001 per share	1,237,374 (2)	$2.87 (3)	$3,551,263	$442

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the registrant’s 2010 Equity Incentive Plan, as amended (the “Plan”), by reason of any stock split, stock dividend, or similar adjustment effected without the registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s common stock.

(2)

The 1,237,374 shares being registered under the Plan represent an increase in the number of shares available for issuance under the Plan, equal to 3% of 41,245,820 shares, the total outstanding shares of the registrant as of December 31, 2017. This increase was approved by the registrant’s board of directors on January 22, 2018, in accordance with the provisions of the Plan that provide for an annual increase of up to 3%.

(3)

Estimated solely for the purpose of computing the registration fee in accordance with Rules 457 and based on the average of the high and low prices per share of the registrant’s common stock traded in the form of CDIs on the Australian Securities Exchange on March 2, 2018, which average has been adjusted to account for conversion of CDIs into shares of common stock and converted into U.S. dollars based on the prevailing exchange rate on that date for the purposes of calculating the registration fee.

This registration statement shall become effective automatically upon filing in accordance with Rule 462(a) under the Securities Act.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, the registrant is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register an additional 1,237,374 shares of common stock under the registrant’s 2010 Equity Incentive Plan, as amended (the “Plan”), pursuant to the provisions of the Plan providing for an annual increase in the number of shares of common stock reserved for issuance under the Plan of up to 3%. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on April 7, 2011 (Registration No. 333-173371), March 2, 2012 (Registration No. 333-179845), February 28, 2013 (Registration No. 333-186966), March 17, 2014 (Registration No. 333-194619), March 30, 2015 (Registration No. 333-203103), March 10, 2016 (Registration No. 333-210084), and February 27, 2017 (Registration No. 333-216293), as modified or superseded pursuant to Rule 412 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.Exhibits.

Exhibit No.	Exhibit Description
4.1 (1)	Amended and Restated Certificate of Incorporation
4.2 (2)	Composite Bylaws
5.1	Opinion of DLA Piper LLP (US)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this registration statement)
99.1 (4)	REVA Medical, Inc. 2010 Equity Incentive Plan (as amended and restated)

(1)	Incorporated by reference to Exhibit 3.3 to the Registrant’s registration statement on Form S-1/A filed on October 22, 2010.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on March 7, 2018.
(3)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 12, 2014.
(4)	Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 2, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 7, 2018.

REVA Medical, Inc.

By:	/s/ Brandi L. Roberts
Brandi L. Roberts
Chief Financial Officer

POWER OF ATTORNEY

Each director and/or officer of REVA Medical, Inc. whose signature appears below constitutes and appoints Brandi L. Roberts as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Regina E. Groves	Chief Executive Officer and Director	March 7, 2018
Regina E. Groves	(principal executive officer)

/s/ Brandi L. Roberts	Chief Financial Officer	March 7, 2018
Brandi L. Roberts	(principal financial and accounting officer)

/s/ C. Raymond Larkin Jr.	Chairman of the Board	March 7, 2018
C. Raymond Larkin Jr.

/s/ Ross A. Breckenridge	Director	March 7, 2018
Dr. Ross A. Breckenridge

/s/ Brian H. Dovey	Director	March 7, 2018
Brian H. Dovey

/s/ R. Scott Huennekens	Director	March 7, 2018
R. Scott Huennekens

/s/ Stephen N. Oesterle	Director	March 7, 2018
Stephen N. Oesterle

/s/ Robert B. Stockman	Director	March 7, 2018
Robert B. Stockman

/s/ Robert B. Thomas	Director	March 7, 2018
Robert B. Thomas

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